EXHIBIT 3.13(a)

CERTIFICATE OF FORMATION

OF

BUILDING TECHNOLOGY ENGINEERS OF NORTH AMERICA, LLC

1. The name of the limited liability company is Building Technology Engineers of North America, LLC.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Building Technology Engineers of North America, LLC this 10th day of March, 2000.

/s/ Kelsa L. Jones
Kelsa L. Jones
Authorized Person

Certificate of Amendment to Certificate of Formation

of

BUILDING TECHNOLOGY ENGINEERS OF NORTH AMERICA, LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is BUILDING TECHNOLOGY ENGINEERS OF NORTH AMERICA, LLC

2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”

Executed on 10/12/ , 2000

/s/ Anthony R. Triano
Name, Authorized Person

DELL D-: CERTIFICATE OF AMENDMENT TO CHANGE REGISTERED AGENT/REGISTERED OFFICE 09/00 (DELLCCHG)

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

BUILDING TECHNOLOGY ENGINEERS OF NORTH AMERICA, LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is Building Technology Engineers of North America, LLC.

2. The Certificate of Formation of the limited liability company is hereby amended by striking out Article 1 thereof and by substituting in lieu of said Article the following new Article 1:

“1. The name of the limited liability company is CBRE Technical Services, LLC.”

Executed on January 26, 2004.

/s/ Anthony Triano
Anthony Triano
Authorized Person

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

CBRE TECHNICAL SERVICES, LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called “the limited liability company”) is CBRE Technical Services, LLC.

2. The Certificate of Formation of the limited liability company is hereby amended by striking out Article 2 thereof and by substituting in lieu of said Article the following new Article 2:

“2. The address of the registered office of the limited liability company in the State of Delaware is 1209 Orange Street, Wilmington, Delaware, County of New Castle. The name of its registered agent is The Corporation Trust Company.”

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 15th day of October, 2007.

/s/ Brian D. McAllister
Brian D. McAllister, Authorized Person